PROMISSORY NOTE

Principal $215,600.00	Loan Date 04-14-2020	Maturity 04-14-2022	Loan No 2026307125-1	Call / Coll 0ZA0 / 0A	Account 643769	Officer 7517	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower: DON POLLY LLC
1288 S BROADWAY	Lender: Community Banks of Colorado,a division of NBH Bank
DENVER, CO 80210-1504	Orchard Facility
7800 East Orchard Road
Greenwood Village, CO 80111

Principal Amount: $215,600.00	Interest Rate: 1.000%	Date of Note: April 14, 2020

PROMISE TO PAY. DON POLLY LLC ("Borrower") promises to pay to Community Banks of Colorado, a division of NBH Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Hundred Fifteen Thousand Six Hundred & 00/100 Dollars ($215,600.00), together with interest on the unpaid principal balance from April 14, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

The principal amount outstanding on this Note will accrue interest at the Interest Rate for the first six months following the Date of Note (the “Accrued Interest”). Thereafter, the outstanding principal amount that remains after any forgiveness of the original loan amount in connection with the Coronavirus, Aid, Relief and Economic Security Act (CARES Act), Pub. Law 116-136, 134 Stat. 281 (2020) and the terms of the Paycheck Protection Program of the U.S. Small Business Administration's 7(a) Loan Program (the “PPP Program”) plus the Accrued Interest will accrue interest at the Interest Rate and be amortized and paid by Borrower over an 18 month period. Borrower’s first payment is due on the seventh month anniversary of the Date of Note, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on the Maturity Date set forth above, and will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by law, payments will be applied to any accrued interest, then to unpaid late charge fees, then toward the principal balance. If the payment date falls on a non-banking day during a particular month, any payments received on a non-banking day will be posted on the next business day. Lender will observe the regular Federal Reserve Bank schedule of holidays and non-processing days. ACH and auto debit transactions received, having a settlement date of a holiday or non-processing day, will be posted on the first processing day after the holiday or non-processing day. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs.Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender's payment instructions but received after 5:00 PM Mountain Time Monday - Thursday; 6:00 PM Mountain Time Friday, Lender will credit Borrower's payment on the next business day.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Community Bank of Colorado, a division of NBH Bank, P.O. Box 26528 Kansas City, MO 64196-6528.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default.Borrower fails to make any payment when due under this Note.

Other Defaults.Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements.Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency.The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.

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Loan No: 2026307125-1	(Continued)

This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change.A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS.Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Colorado without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Colorado.

CHOICE OF VENUE.If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Arapahoe County, State of Colorado.

RIGHT OF SETOFF.To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

SUCCESSOR INTERESTS.The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

SBA LOAN. This loan is identified by the SBA as loan number 15522471-08 and made pursuant to the PPP Program authorized by the United States Small Business Administration (SBA) which used tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations:

(a) When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations.
(b) Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or lability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note.

ADDITIONAL PROVISION.Notwithstanding anything contained herein to the contrary, the terms of this Note and the Loan evidenced hereby are subject to the terms of the PPP Program. To the extent that 1) the SBA or the US Department of Treasury further modifies the guidelines, rule or other terms under the PPP Program, or 2) additional provisions are required for the salability of this Note, Lender may require the Borrower to sign new loan documentation to conform with such modifications or provisions within 15 days of being provided the new documentation. If Borrower fails to execute such revised documentation, Borrower will be deemed in default of its obligations under this Note and the Loan evidenced hereby.

CONSENT TO ASSIGNMENT OR SALE. Borrower agrees and consents to Lender’s sale, transfer or assignment, whether now or later, of one or more of it interests in this Note and the Loan evidenced hereby to one or more purchasers or assignees, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to this Note and the Loan evidenced hereby, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale or assignment of its interests, as well as all notices of any repurchase or reassignment of such interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender against any purchaser or assignee and unconditionally agrees that either Lender or such purchaser or assignee may enforce Borrower’s obligation under this Note and the Loan evidenced hereby irrespective of the failure or insolvency of any holder of any interest in this Note and the Loan evidenced hereby. Borrower further agrees that the purchaser or assignee of any such interests may enforce its interests irrespective of any personal claims or defense that Borrower may have against Lender.

BORROWER CERTIFICATION.Borrower hereby certifies that the resolutions authorizing Borrower to obtain loans from Lender previously provided to the Lender (or currently provided to Lender in connection with this transaction, as applicable) continue be in full force and effect and the individuals previously authorized to sign documents continue to be authorized to sign on behalf of Borrower. In addition, Borrower represents that (1) this Note and the related Loan evidenced hereby constitute valid and binding obligations on the Borrower’s part that are enforceable in accordance with its respective terms; (2) Borrower is validly existing and in good standing; and (3) Borrower has authority to enter into this Note and consummate the transactions contemplated under this Note and the Loan evidenced hereby.

GENERAL PROVISIONS.If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify

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Loan No: 2026307125-1	(Continued)

this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE. BORROWER:

DON POLLY LLC

By: /s/ Brandon Stump	By: /s/ Ryan Stump
Brandon Stump, Member of DON POLLY LLC	Ryan Stump, Member of DON POLLY LLC

LaserPro, Ver. 19.3.0.038 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - CO C:\Lending\CFI\LPL\D20.FC TR-41664 PR-1046